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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the 1998 Non-Officer Employee Stock Option Plan of DSP Group, Inc., of our report dated January 22, 2001 (except for Note 9, as to which the date is February 14, 2001), with respect to the consolidated financial statements of DSP Group, Inc. for the two-year period ended December 31, 2000 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ KOST FORER & GABBAY,
                      a member of Ernst & Young International

Tel Aviv, Israel
July 26, 2001

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  Exhibit 23.1